LAW OFFICE OF C. RICHARD ROPKA, L.L.C.

C. Richard Ropka, LLM (Tax) † † Admitted to practice in US Supreme Court, US District Court & US Tax Court	215 Fries Mill Road Turnersville, New Jersey 08012 (856) 374-1744 (1-866) 272-8505 (Fax)

February 28, 2017

Avondale Funds

Trustees of the Avondale Funds

c/o Avondale Investment Company, LLC

2001 Santa Monica Blvd., Suite 1165w

Santa Monica, CA 90404

Re:

Opinion of Counsel Relating to the Amended Registration Statement Filed on Form N-1A under the Securities Act of 1933

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 2 to the Avondale Funds Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Law Office of C. Richard Ropka, LLC

By:   /s/  C. Richard Ropka, Esq.

C. Richard Ropka, Esq.